                                                          Confidential Treatment
                                                                    EXHIBIT 10.7

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO REGISTRANT'S APPLICATION OBJECTING TO DISCLOSURE AND REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406. THE OMITTED PORTIONS HAVE BEEN MARKED WITH BRACKETS.

                             SALES AGENT AGREEMENT


     THIS SALES AGENT AGREEMENT is made as of January 20, 1996, between James River Paper Company, Inc., a Virginia corporation ("JR"), and WinCup Holdings, L.P, a Delaware Limited Partnership ("Partnership").

                                    RECITALS


     A. James River Paper Company ("James River") and WinCup Holdings, Inc. have entered into a Limited Partnership Agreement dated as of January 20, 1996 (the "Partnership Agreement").

     B. Because of JR's relationship with Sam's Club, a division of Wal-Mart Stores, Inc. ("Sam's"), the Partnership has requested JR to act as the Partnership's sales agent to Sam's.

     C. Terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, and agreements herein contained, the parties hereto agree as follows:

     1.  Term.
         ----

         (a) The term of this Agreement shall be for one year commencing on the date hereof and ending on the first anniversary of the date hereof unless sooner terminated pursuant to any provision hereof.

         (b) Either party may terminate this Agreement upon notice to the other if the other party fails to perform in any material respect any material obligations hereunder and such failure continues for more than 30 days after the defaulting party receives written notice of such failure, without any corrective action taken by such defaulting party.

     2.  Appointment of JR.
         -----------------

     Subject to the terms and conditions hereinafter set forth, the Partnership appoints JR as its exclusive agent in the United States for solicitation of sales from Sam's and related service functions of the products set forth in Exhibit A (the "Products").

     3.  Duties of JR.
         ------------

         In consideration of the compensation provided in Paragraph 8 hereof, JR shall maintain the same efforts to solicit sales of the Products, and in connection therewith JR shall:

         (a) Continue to maintain at its same standard and at its own expense a place of business and business organization including its present sales agents and employees as are necessary to perform its obligations with respect to the continued sales and distribution of the Products.

         (b) Continue to maintain its standards in actively soliciting the sales of the Products to Sam's as it has in the past.

         (c) Continue to provide the same standards for such sales service functions as are presently provided in connection with the sale of Products to Sam's including order entry and invoicing; order combinations with other products sold by JR, and credit collection and adjustment, and continue to maintain its present standards of operations for such purposes. JR shall invoice and collect in accordance with its present practices for all Products shipped and remit such monies to the Partnership in accordance with provisions of Paragraph 6 hereof.

     4.  Records and Reports.
         -------------------

         JR shall retain for a reasonable period of time in accordance with record retention rules required by law, and permit the Partnership to inspect, all orders, invoices, credit memos, freight invoices and inventory records relating to the Products. With respect to such Products, JR shall also provide reports as requested by the Partnership concerning the following:

              (i) Analysis of sales by SKU products shipped and net dollar sales for each JR fiscal period and totals for the JR fiscal year to the date of such report;

              (ii)  Monthly distribution and warehouse handling cost reports;

              (iii) Such other sales performance reports as may be made available by JR.

     5.  Order Transmittal and Acceptance.
         --------------------------------

         Orders for Products shall be binding upon acceptance by JR. Such acceptance shall include a description of the particular products, price, estimated date of delivery, and all other terms and conditions of sale. JR will accept only those orders which comply with the terms and conditions of sale including prevailing list prices and discounts, which prevailing list prices and discounts are hereby authorized and recognized by the Partnership as now effective, or which may become effective in the future.

     6.  Collection of Receivables and Payment to the Partnership.
         --------------------------------------------------------

         JR shall continue to maintain its present standards in invoicing Sam's for products shipped and continue to use the present procedure to collect the accounts with respect to the Products. JR shall make an estimated payment based on the formula in Exhibit C to the Partnership by the fifth working day following the end of each JR fiscal period. The amount remitted to the Partnership shall be the gross sales price less the following items:

         (a) any performance allowances, Sam's spoils allowances and any New Store Allowances (collectively, the "Allowances"); for the purposes of this Section, New Stores Allowance shall be defined as a 10% discount on the first three mixed truckloads of product ordered, the first order of a new item in a club or the first mixed truckload of product ordered by a club that has relocated to a new location; or

         (b) any deductions, cash discounts, distribution and warehouse handling charges and brokerage commission paid to JR (collectively, the "Deductions").

JR will determine the actual amount due to or from the Partnership by the 15th working day following the end of each JR fiscal period. If JR owes the Partnership an amount in excess of the estimated amount, it will send a check for the balance due to the Partnership by the 15th working day following the end of each JR fiscal period accompanied by a detailed accounting of such invoice represented in such payment showing the quantity of the Products sold, a detailed accounting of Allowances and Deductions and net invoice value. If the Partnership owes JR an amount in excess of the estimated amount, all balances due to JR for such excess amounts will be deducted from the next scheduled payment. JR fiscal year is based on a calendar year and is divided into twelve
(12) fiscal periods based on thirteen (13) calendar weeks per quarter. For purposes of this Agreement, JR's reporting and payment obligations as recited herein shall be on a fiscal period basis, and it is understood that any reference herein shall be on a fiscal period basis, and it is understood that any reference herein to "month" or "monthly" shall be to JR's fiscal period system.

     7.  Warehouse, Handling and Customer Freight.
         ----------------------------------------

         The Partnership shall deliver the Products, freight prepaid, to JR at JR's warehouses and shall, as has been done in the past, maintain a quantity of Products at such warehouses as shall be reasonably necessary to service the requirements of Sam's customers. JR agrees to provide, as it has in the past, adequate warehouse space to store such anticipated requirements, and to permit the Partnership to inspect and/or audit such inventories at reasonable times.

         JR shall deduct from the monthly payment to the Partnership monthly warehouse handling costs at the rate of $0.37 per case with respect to such Products. Distribution shall be deducted from the Partnership at the actual costs for customer freight and where appropriate allocated to the Products based upon the cube of shipment. JR shall submit to the Partnership monthly written reports specifically detailing the amount of warehouse handling and distribution.

         JR shall continue to take inventory counts as in the past. An inventory reconciliation report will be forwarded to the Partnership within forty-five calendar days following the end of the applicable JR fiscal quarter. JR will absorb the Partnership book value of cumulative fiscal year inventory losses in excess of 0.2% of the cumulative fiscal year Partnership book value of total customer Products shipments. Any net inventory gain for a JR fiscal year will be excluded from any calculation for reimbursement. Any payments to the Partnership for inventory losses will be made at the end of the applicable JR fiscal year.

         Disputable Sam's reported inventory shortages will be handled as an adjustment on the quarterly inventory reconciliation. Disputed Sam's reported shortages are not considered to be a part of the 0.3% Sam's shipments allowed for inventory losses. Adjustments for disputed shortages will show as a credit memo on the sales recap.

     8.  Rates and Charges.
         -----------------

         (a) The Partnership will pay JR a brokerage commission of [ ]% of the selling price of the Products, net of Allowances and cash discounts. Brokerage commissions shall be paid on every order procured, delivered or invoiced by JR, for which a sale is actually consummated, except for in the case of returns and allowances (applied proportionately against the respective invoices), the gross sales amount for the period shall be adjusted. JR shall deduct returns and allowances from payments due the Partnership in the periods in which such returns and allowances are recognized and make corresponding adjustments in commissions. For the purpose of calculating the amount of brokerage commission on gross sales, "gross sales" shall be deemed to be the gross invoice price.

         (b) JR shall send the Partnership a summary report in the form attached as Exhibit C (the "Report") of Products sold monthly, including a statement of total gross sales and statements supporting the deductions reflected in the calculation of the brokerage commission due to JR for such month. Brokerage commissions shall be settled monthly and shall be deducted by JR directly from payments owed to the Partnership as a result of the monthly sales of the Products. Upon request, JR shall provide such information as reasonably necessary to enable the Partnership to verify the information contained in the Report. If the Partnership disputes the amount of JR commission, the Partnership shall notify JR of such dispute and the reasons therefor in writing within a reasonable period of time after receipt of JR's statement.

     9.  Corrugate Containers.
         --------------------

         (a) According to the terms of the agreement known as the "Dixie License Agreement" between JR and the Partnership dated as of the date hereof, the Partnership shall have the nonexclusive, non transferable right to use certain corrugated boxes and packaging material (as more fully described in the License Agreement) to package drinking cups and lids manufactured by the Partnership and distributed by JR to Sam's.

         (b) The wording used on the licensed corrugated boxes and packaging material used in the shipment of Sam's products shall be changed to read as "Distributed by James River" instead of "Manufactured by James River".

     10. Specifications and Standards.
         ----------------------------

         The Partnership shall maintain the same specifications, attached hereto as Exhibit B, for the Products as are presently provided by JR. If JR, in its reasonable opinion, determines that the Partnership is not meeting such standards, it shall have the right to terminate this Agreement pursuant to
Section 1(b).

     11. Warranties and Liabilities.
         --------------------------

         After the effective date, as hereunder defined, the Partnership will retain title to all Products stored in any JR warehouse or facility and the Partnership will be responsible for insuring such Products against fire and such other losses which are customarily covered by fire and extended coverage insurance.

JR shall hold the Partnership harmless from any and all liability or losses arising from the negligent storage and handling of the Product by JR.

          The Partnership will indemnify and hold JR harmless from any and all claims for product liability for the Products sold by JR. The Partnership shall procure and maintain product liability insurance for such Products in an amount sufficient to protect the interest of the Partnership and JR. In the event the Partnership determines that part or all of Products fail to meet acceptable quality standards, JR shall cooperate with the Partnership in effecting a recall of such Products.

          The Partnership warrants that all Products will comply with applicable federal, state and local consumer protection laws and regulations, and the Partnership and JR warrant to each other that all trade and sales practices will comply with all laws and regulations governing such practices.

          The Partnership shall pay all personal property taxes on any Products stored in JR's warehouses or facilities assessed and payable after the effective date.
     12.  Prices.
          ------

          JR will inform the Partnership of the market climate for pricing of Products from time to time. However, the Partnership shall be responsible for formulating the current prices for the Products and will inform JR of the current prices at which JR shall offer the Products for sale from time to time.

     13.  Systems.
          -------

          The Partnership agrees to maintain JR's systems, including SCOOP and SAP hookups at each location from which the Products are manufactured and shipped for Sam's. Equipment supplied by JR listed in Exhibit D will be returned to JR at the termination of this Agreement.

     14.  Compliance with Laws, Ordinances, Rules and Regulations.
          -------------------------------------------------------

          The parties shall comply with all laws, ordinances, rules and regulations of federal, state, municipal and other governmental authorities and the like relating to this Agreement.

     15.  Assignment.
          ----------

          No assignment by any party of its interest in this Agreement shall be effective unless made with the prior written consent of the other party; provided, however, that JR may assign its interest to any of its affiliates.

     16.  Coordination.
          ------------
          JR and the Partnership shall cooperate in carrying out the terms and provisions of this Agreement.

     17.  Notices.
          -------

          All notices and other communications required or permitted hereunder shall be in writing (including telex, telefax or similar writing) and shall be given:

          (a)  If to JR to:

                    James River Paper Company, Inc.
                    800 Connecticut Avenue
                    Norwalk, Connecticut   06856
                    Attention: Paul J. Bova
                    Telefax: (203)854-2215

               with copies to:

                    McGuire, Woods, Battle & Boothe, L.L.P.
                    One James Center
                    901 E. Cary Street
                    Richmond, Virginia 23219
                    Attention:  Michael J. Schewel, Esq.
                    Telefax:  (804) 775-1061

          (b)  If to the Partnership to:

                    Wincup Holdings, L.P.
                    735 Chesterbrook Boulevard
                    Wayne, PA  19087-5638
                    Attention:  Michael Kennedy
                    Telefax No.:  (610) 640-2619

               with a copy to:

                    Duane, Morris & Heckscher
                    One Liberty Place, Suite 4200
                    Philadelphia, PA  19103-7396
                    Attention:  Vincent F. Garrity, Jr., Esq.
                    Telecopy No.:  (215) 979-1020

or to such other person or to such other address or telefax number as the party to whom notice is to be given may have furnished the other parties in writing by like notice. If mailed, any such communication shall be deemed to have been given on the third business day following the date on which the communication is posted by registered or certified mail (return receipt requested). If given by any other means it shall be deemed to have been given when delivered to the address specified in this Section.

     18.  Force Majeure.
          -------------

          (a) Either party may suspend or reduce, in whole or in part, the performance or supply of any or all of the sales services or any of its obligations hereunder, to the extent such party is materially impeded in its ability to provide such sales services as a result of an act of God, labor dispute, war, fire or other casualty, riot, and act of any governmental body, or other cause or condition beyond such party's reasonable control. Such party shall use its reasonable best efforts to restore the suspended or reduced sales services. Any sales services not provided by reason of this Section shall be promptly resumed upon the elimination of the force majeure event. Such party agrees to use all reasonable efforts to restore such reduced or suspended sales services.

          (b) During any period in which any sales services to a party are reduced or suspended by the other pursuant to Section 19(a), such party shall not be obligated to make payment or shall be entitled to a refund of any payments made in advance with respect to the reduced, suspended or terminated portion of such sales services.

     19.  Entire Agreement.
          ----------------

          This Agreement constitutes the entire understanding between JR and the Partnership, and no working arrangement, instructions or operating manuals intended to facility the effective carrying out of this Agreement shall in any way affect the liabilities of either party as set forth herein.

     20.  Governing Law.
          -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflicts of law or choice of law rules.

     21.  Counterparts.
          ------------

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

                              WINCUP HOLDINGS, L.P.



                              By: [SIGNATURE APPEARS HERE]
                                 -------------------------------------

                              Title: Chairman
                                    ----------------------------------

                              Date: January 20, 1996
                                   -----------------------------------



                              JAMES RIVER PAPER COMPANY, INC.


                              By: /s/ Stephen E. Hare
                                 -------------------------------------

                              Title: Senior V.P., Treasurer
                                    ----------------------------------

                              Date: January 20, 1996
                                   -----------------------------------

                                                                       EXHIBIT A


                                                                 PACK
                      SKU                   DESCRIPTION          COUNT
Foam Cups

                      C6S                   6 Ounce                1000
                      C8S                   8 Ounce                1000
                      C12SC                 12 Ounce               1000
                      C16SC                 16 Ounce                500
                      C20S                  20 Ounce                500
                      C32S                  32 Ounce                500
                      RS9300PKS             8 Ounce              45/300


Lids for Foam Cups

                      L6SS                  For 6 Ounce Cup         500
                      DT8S                  For 8 Ounce Cup         500
                      DT12S                 For 12 Ounce Cup        500
                      DT16S                 For 16/20 Ounce Cup     500
                      L32SS                 For 32 Ounce Cup        500

                                                                       EXHIBIT B


SAM'S CLUB CUP WEIGHTS

                                               =====================
                                                BASED ON AGED WT.
====================================================================
CUP                            FRESH     AGED         LOW  HIGH TOL.
SIZE                         WEIGHTS      WT.        TOL.
                                         (3%)     WT - 5%  WT + 5%
====================================================================
6C6                              1.48     1.44      1.36      1.51
--------------------------------------------------------------------
8C8                              1.81     1.78      1.67      1.84
--------------------------------------------------------------------
C1213                            3.93     3.81      3.62      4.00
--------------------------------------------------------------------
C1618                            4.58     4.44      4.22      4.66
--------------------------------------------------------------------
C2022                            5.68     5.51      5.23      5.79
--------------------------------------------------------------------
C3234                            7.45     7.23      6.87      7.59
--------------------------------------------------------------------

FULL MATRIX WITH  TOLERANCES AS NOTATIONS


==============================================================================
CUP                          BRIM CAP.  CUP WT.  RIM DIA.  O.A. HT.  WALL TH.
SIZE                           FL. OZ.    GRAMS    INCHES    INCHES    INCHES
                               (+/- 1%) (=/- 5%) (+/- 0.5%)(+/- 0.5%) (+/- 1%)

==============================================================================
6C6                              6.08     1.44     2.925     3.041     0.078
------------------------------------------------------------------------------
8C8                              8.04     1.76     3.146     3.702     0.081
------------------------------------------------------------------------------
C1213                           13.10     3.81     3.462     4.520     0.074
------------------------------------------------------------------------------
C1618                           18.03     4.44     3.665     5.465     0.090
------------------------------------------------------------------------------
C2022                           22.01     5.51     3.665     6.328     0.092
------------------------------------------------------------------------------
C3234                           33.97     7.23     4.543     6.445     0.115
==============================================================================

                                                                       EXHIBIT C

                             Monthly Summary Report




Gross Sales to Sam's                                 $____________

Less:
     Performance Allowances     (2.5% & 2.0)        ($____________)

     Sam's Spoils Allowance     (0.3%)              ($____________)

     New Store Allowance        (10%)               ($____________)

     Returns & Allowances                           ($____________)

     Cash Discounts                                 ($____________)

Sales Base for Brokerage Commission                  $____________

Less:
     Brokerage Commission (2.5% X Sales Base for Commission)
                     ($____________)

     Distribution & Warehouse Handling              ($____________)

     Total Payment to WinCup                         $____________

                                                                       EXHIBIT D

                         Schedule of Computer Equipment

                 Serial
  Model          Number               Description
  -----          ------               -----------
IBM VP CPU     23LPNCM6571  Desktop Personal Computer
IBM Monitor    235102G      Monitor for Personal Computer
n/a            n/a          Keyboard, Mouse and Modem
n/a            n/a          Microsoft Office
n/a            n/a          Microsoft Windows for Workgroups
n/a            n/a          FTC (TCP/P)
n/a            n/a          SAP
n/a            n/a          SHIVA (Telephone Dial
                            Capability
                            Software for the Modem)


                SALES AGENT EXTENSION AND MODIFICATION AGREEMENT

     This SALES AGENT EXTENSION AND MODIFICATION AGREEMENT ("Agreement") is made as of December 5, 1996 by and between WINCUP HOLDINGS, L.P., a Delaware limited partnership (the "Partnership") and JAMES RIVER PAPER COMPANY, INC., a Virginia corporation ("JR").

                                   BACKGROUND
                                   ----------

     a. The Partnership, WinCup Holdings, Inc. ("WinCup"), Radnor Holdings Corporation ("Radnor") and JR intend to enter into a Partnership Interest Purchase Agreement pursuant to which Radnor shall purchase the entire limited partnership interest of JR in the Partnership, as such interest is described in the Limited Partnership Agreement between WinCup and JR dated as of January 20, 1996.

     b. The Partnership and JR are parties to that certain Sales Agent Agreement, dated as of January 20, 1996 (the "Agent Agreement"), which such agreement appoints JR to serve as sales agent of the Partnership to Sam's Club, a division of Wal-Mart Stores, Inc. ("Sam's Club") and permits the Partnership to use certain packaging materials carrying JR's trademarks in connection with the products manufactured by the Partnership and sold to Sam's Club.

     c. JR and James River Corporation of Virginia (collectively, the "Licensor") and the Partnership are parties to that certain License Agreement dated as of January 20, 1996 (the "License Agreement"), as amended by that certain License Extension and Modification Agreement made by and between the Partnership and JR, dated the date hereof.

     d. The Partnership and JR have determined that it would be in each of their best interests to enter into an extension and modification of the Agent Agreement, in order to extend the term of the Agent Agreement.

     e. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agent Agreement.

     NOW THEREFORE, in consideration of the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     i.        Extension Period. Section 1 (a) of the Agent Agreement is deleted
               ----------------
          in its entirety and is replaced with:

     "The Term of this Agreement shall expire on January 20, 2002."

     ii.       Sales Agent. Pursuant and subject to the terms and conditions of
               -----------
          the Agent Agreement, JR shall act as sales agent for WinCup in connection with Sam's Club during the Term, as extended by this Agreement.

     iii.       Collection of Receivables and Payment to the Partnership.
                --------------------------------------------------------

          (1) The following is inserted as the third sentence of the first paragraph of Section 6 of the Agent Agreement:

     "All such JR payments shall be made by electronic funds transfer to the Partnership, in accordance with the instructions attached hereto as Exhibit
     E. Interest at the annual rate of twelve percent (12%) on such amounts due to the Partnership shall accrue, and shall be payable by JR, commencing on the sixth working day following the end of each JR fiscal period."

          (2) Exhibit E to the Agent Agreement, containing the Partnership wiring instructions, is attached hereto as Exhibit E.

     iv.        Assignment of Agent Agreement. The Partnership shall have the
                -----------------------------
          right to assign the Agent Agreement to any Affiliate of the Partnership without the consent of James River, provided that such assignee assumes all of the Partnership's rights, obligations and liabilities in connection with the Agent Agreement and this Agreement in writing and the Partnership shall remain primarily obligated for the performance by such assignee of all of its rights, obligations and liabilities under the Agent Agreement and this Agreement. For purposes of this Paragraph 3, "Affiliate" shall mean any person, corporation, partnership, association, joint stock company, trust or unincorporated organization which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Partnership.

     v.         Effect of Amendment. Except as hereby expressly extended,
                -------------------
          amended and modified, all of the terms, conditions, provisions and covenants of the Agent Agreement shall continue in full force and effect.


                                             Sales Agent Extension Agreement - 2

     vi.        Successors and Assigns. This Agreement shall bind and enure to
                ----------------------
            the benefit of the parties to the Agent Agreement and their respective successors and assigns.

     vii.       Governing Law. This Agreement shall be governed by, and
                -------------
            construed in accordance with, the laws of the State of Delaware, without regard to its conflict of laws or choice of law rules.

     viii.      Counterparts. This Agreement may be executed in as many
                ------------
            counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which such counterparts shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

                                 JAMES RIVER PAPER COMPANY, INC.

                                 By: [SIGNATURE APPEARS HERE]
                                    --------------------------------
                                    Name:
                                    Title:


                                 WINCUP HOLDINGS, L.P.

                                 By:  WinCup Holdings, Inc., its general partner

                                      By: [SIGNATURE APPEARS HERE]
                                         ---------------------------
                                         Name:
                                         Title:

                                             Sales Agent Extension Agreement - 3

                                   EXHIBIT E

                  WIRING INSTRUCTIONS OF WINCUP HOLDINGS, L.P.


     Account Name:          WinCup Holdings, L.P.
     Account Number:        3750081282
     Bank:                  Nations Bank
                            Dallas, Texas
     ABA#:                  11100012